EX. 99.1

COMSTOCK MINING ACQUIRES KEY COMSTOCK PROPERTY LICENSES

Virginia City, NV (August 2, 2010)  -- Comstock Mining Inc. (“Comstock Mining” or the Company”)(OTCBB: LODE) announced today that it entered into two separate exploration licenses in July, both with definitive options to purchase patented and unpatented mining claims and patented town site lots totaling over 100 acres, in the Devils Gate and Chinatown Mining District, Lyon County, Nevada. The properties contain significant historical resources and rank as one of the Company’s top exploration and potential mine production targets, second only to the Company’s Lucerne Resource Area.

On July 1, 2010, the Company obtained an exclusive 180-day exploration license with option to purchase four patented lode claims totaling 95 acres known as the Dayton property.  This property is contiguous with the Company’s Spring Valley Dondero holdings. Under the purchase option, the price for the property is $3,000,000 plus a 3% Net Smelter Return (NSR).  The Company will receive credit for the full purchase price through a reduction in the NSR by 75% until such time as the full $3,000,000 purchase price has been credited back.  The purchase price will be paid through an initial payment of $500,000, with the balance payable in 20 equal, quarterly installments of $125,000, with no interest.

On July 21, 2010, the Company obtained an exclusive 180-day option to acquire one patented lode claim and two unpatented lode claims, adjoining and consolidating the Dayton property as shown on the attached map.   The agreement allows the Company to acquire these mineral claims for $100,000 plus a 2% NSR at any time during the option period.

“These coordinated property acquisitions expand our control to include almost four miles of the Silver City Branch of the Comstock Lode,”  stated Corrado DeGasperis, Comstock Mining's Chief Executive Officer.  “Our team of mining professionals will leverage existing drilling and analysis to validate the value of these properties.”

The Dayton property has been the largest historical gold producer in the south end of the Comstock Lode and in Lyon County as a whole, having yielded a total of approximately 79,000 gold equivalent ounces between 1870 and 1940 from underground workings that extend to depths of about 800 feet.  Subsequent drilling during the late 1970’s and early 1990’s peripheral to the old workings outlined a drill-indicated resource of 2.5 million tons, grading 0.05 ounces per ton gold and 0.33 ounces per ton silver. The identified resource is near surface and a strong probability exists of expanding the resource with deeper drilling. The drilling on the property to date includes 251 holes totaling 29,500 feet.  “The historical drilling, mineral and mine planning data and analysis retrieved on these properties adds to our already unprecedented library of historical and current data and accelerates our ability to analyze and develop the full potential of The Comstock Lode,” stated Mr. DeGasperis.

Mineralization on the property is mainly represented by the Dayton Lode, a sub-part of the Silver City branch of the Comstock Lode, a major system of fault-controlled epithermal veining.  The Silver City branch extends for a distance of about five miles through Gold Hill, Silver City, the Dayton property, and into Spring Valley.  In addition to areas lying immediately below the current levels of drilling, there are also other portions of the lode on the property that are not yet fully explored.

“The acquisition of the Dayton property is a significant addition to the Company’s portfolio.  Review of the historic drill data and geologic mapping of a recently reopened underground cross cut confirms our geologic team’s interpretation of the Silver City fault zone that was developed in the Lucerne resource area to the north.  This area will be one of the Company’s primary exploration targets over the next several years,” stated Larry Martin, Comstock Mining’s Chief Geologist.

5040
341
Canyon
5002
4880
5200
5227
Grizzly
Hill
541
Alhambra
16
5180
Amazon
Gulc
5200
16
341
5448
5000
Comstock Mine Project Dayton Property
(Lyon County, NV) As of July 2010
Comstock Mining, Inc.
1 inch = 700 feet
N
0
350
700
1,400
Feet
Dayton
Ida Consolidated
Dondero

About Comstock Mining Inc.
Comstock Mining Inc. is a North American precious metals mining company, focused in Nevada, with extensive, contiguous property in the Comstock Lode District.  The Company began acquiring properties in the Comstock in 2003.  Since then, the Company has consolidated a significant portion of the Comstock Lode District, amassed the single largest known repository of historical and current geological data on the Comstock Lode region, secured permits, built an infrastructure and brought the exploration project into test mining production.  We continue acquiring additional properties in the district, expanding our footprint and creating opportunities for exploration and mining.  The goal of our strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations by early 2011, with annual production rates of 20,000 gold equivalent ounces.

Cautionary Note to U.S. Investors
This press release uses the terms “measured resources,” “indicated resources,” and “inferred resources,” which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  The United States Securities and Exchange Commission (the “SEC”) does not recognize these terms and the SEC guidelines (Industry Guide 7) provide that such terms shall not be included in a registrant’s filings with the SEC (unless required to be disclosed by foreign or state law).  The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category.  U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Forward-Looking Statements
This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; recapitalization and balance sheet restructuring activities (including debt-for-equity exchanges, land transactions, capital raising and other activities); operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; our ability to cure defaults under our current indebtedness; our substantial indebtedness and the impact such indebtedness may have on us; the possibility that our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.5272
Fax 775.847.4762
http://www.comstockmining.com